INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT


We consent to the incorporation by reference in the Post-Effective Amendment
No. 2 Registration Statement on Form SB-2 of Fan Energy Inc. of our report dated March 17, 2000 on our audit of the financial statements of Fan Energy Inc. as of December 31, 1999.


/s/ Wheeler Wasoff, P.C.
WHEELER WASOFF, P.C.

Denver, Colorado
May 4, 2000